Exhibit 99.2

NEWS RELEASE
Winn-Dixie Stores, Inc.	5050 Edgewood Court	Jacksonville, Florida	32224	(904) 783-5000

CONTACTS:

Investors	Media
(212) 521-4835	Kekst and Company
Michael Freitag or Wendi Kopsick
212-521-4800

WINN-DIXIE FILES PLAN OF REORGANIZATION

Plan Developed in Coordination with Creditors Committee,

Contains Compromise of Substantive Consolidation Dispute

Positions Winn-Dixie to Emerge From Chapter 11

With a Strong Balance Sheet

Secures $725 Million Exit Financing Commitment from Wachovia Bank

JACKSONVILLE, FL, June 29, 2006 – Winn-Dixie Stores, Inc. today announced that it has filed its proposed Plan of Reorganization and related Disclosure Statement with the U.S. Bankruptcy Court for the Middle District of Florida. With this filing, Winn-Dixie is positioned to emerge from Chapter 11 protection as soon as late October.

Winn-Dixie expects to emerge from its reorganization with sufficient financing and liquidity to make significant investments in its current store base, to selectively open new stores, and to take other actions to position the business to compete effectively in its markets over the next several years. The company also expects to emerge with only a minimal amount of long-term debt on its balance sheet.

The proposed Plan of Reorganization represents the culmination of extensive negotiations with various creditors and creditor groups in Winn-Dixie’s Chapter 11 cases. Creditors have been divided over whether these cases should be substantively consolidated or not. Litigation of that issue would have been complex and expensive, delaying Winn-Dixie’s emergence from Chapter 11 for a substantial period of time. Accordingly, the Official Committee of Unsecured Creditors (the “Creditors Committee”), with Winn-Dixie’s support, successfully negotiated a settlement of the substantive consolidation issue. The Creditors Committee and the company have garnered the support of ad hoc committees representing the interests of trade vendors and retirees. Winn-Dixie’s Plan of Reorganization incorporates the substantive consolidation settlement.

Winn-Dixie also announced today that it has received a commitment for up to $725 million in exit financing from Wachovia Bank. The exit financing, which will replace the company’s current debtor-in-possession (DIP) credit facility on the effective date of a Plan of Reorganization, will increase Winn-Dixie’s cash availability substantially. The financing is subject to the satisfaction of customary conditions.

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Winn-Dixie President and Chief Executive Officer Peter Lynch said, “The filing of the Plan of Reorganization and Disclosure Statement represents an important milestone in our Chapter 11 cases. We are hopeful that all parties involved in our Chapter 11 cases will agree that this plan represents an appropriate resolution of a variety of complex issues, including potential disputes regarding substantive consolidation.”

Lynch continued, “Winn-Dixie now is positioned to emerge from bankruptcy as soon as late October. Upon emergence, Winn-Dixie will be in a stronger and more financially stable position. We will have only a minimal amount of long-term debt on our balance sheet and, between our projected cash flow and new exit financing, we will be able to make significant investments in our stores and our business to ensure that we can continue to provide outstanding service and products to our customers and compete effectively in our markets.”

He concluded, “I want to thank our Associates for their unwavering support during this process. Their perseverance and commitment to help Winn-Dixie get better all the time played a significant role in positioning us to emerge in such a positive way. We are also extremely appreciative of our customers and our partners in the vendor and real estate communities for their continued loyalty to Winn-Dixie.”

Business Plan

The Disclosure Statement filed today includes a discussion of Winn-Dixie’s five-year business plan, which is designed to position the company to compete successfully by delivering high-quality products and customer service with competitive pricing.

The business plan highlights the many actions the company has already taken to enhance its operational and financial performance. These include numerous merchandising and marketing initiatives, such as a focus on improving the perishables offering to reinforce the stores’ image of freshness and quality and communicating the branding message of “Getting better all the time” to reflect the improvements that are being made in the stores and throughout the company. Other major completed actions include a reduction of the store footprint to focus on regions where Winn-Dixie’s market share and profitability provide the best foundation for growth, a major redesign of the field and corporate overhead structure, and an annual cost reduction of approximately $100 million.

As a result of these initiatives, Winn-Dixie has reported improved financial results and sales growth in recent periods. For the quarters ended January 11, 2006 and April 15, 2006, the company reported year-over-year increases in identical store sales of 7.3% and 6.7%, respectively. In its business plan, Winn-Dixie projects additional growth in revenue (fueled by continued increases in identical store sales and, beginning in 2008, new store openings), gross margin and EBIDTA (earnings before interest, taxes, depreciation and amortization) during the five-year period.

The Disclosure Statement also includes information about the proposed Plan of Reorganization, financial estimates regarding the company’s reorganized business enterprise value, and events leading up to and during the company’s Chapter 11 cases.

Approval of the Disclosure Statement and related voting solicitation procedures, which Winn-Dixie will seek at a Bankruptcy Court hearing scheduled for August 4, 2006, will permit the company to solicit acceptances for the proposed Plan of Reorganization and seek confirmation of the proposed Plan of Reorganization by the Bankruptcy Court. Assuming these milestones are achieved, Winn-Dixie expects to emerge from Chapter 11 reorganization as soon as late October 2006. The company’s Chapter 11 cases are being presided over by the Honorable Jerry A. Funk, United States Bankruptcy Judge for the Middle District of Florida.

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Lynch said, “In the 16 months since Winn-Dixie filed for Chapter 11 protection, the company has made tremendous progress in addressing its operational and financial challenges. In particular, there has been a tangible improvement in customer service, Associate morale, and the quality of the product offering – particularly in perishables. All of this has led to significant increases in identical store sales in recent months and improving gross margin. I look forward to seeing what our talented and dedicated Associates can accomplish once they are no longer held back by the constraints of Chapter 11.”

Details of Proposed Plan of Reorganization

The Plan of Reorganization and Disclosure Statement may be modified prior to the approval of the Disclosure Statement and as a result of the confirmation process. Key elements of the Plan of Reorganization, as currently proposed and subject to approval by the Bankruptcy Court, include:

•	The company and its subsidiaries will be deemed substantively consolidated for purposes of the Plan of Reorganization and distribution under the Plan of Reorganization in accordance with the settlement negotiated by the Creditors Committee, which include different levels of recovery for different categories of unsecured creditors, based on their relative rights and the strengths of their positions on the substantive consolidation issue and other matters.

•	Substantially all of the unsecured liabilities of the company will be discharged in exchange for distribution of common equity of the reorganized company, allocated to the unsecured creditors in accordance with the substantive consolidation compromise.

•	A portion of the common equity of the reorganized company will be set aside for use in a long-term incentive plan to be provided to certain key Winn-Dixie Associates. That plan may consist of a combination of stock grants and options. The participants in that plan and the awards for each participant will generally be determined by a newly constituted Board of Directors.

•	On the effective date of the Plan of Reorganization, a new Board of Directors will be appointed. The initial New Board will be comprised of nine directors.

•	Administrative claims and priority claims will be paid in full as required by the Bankruptcy Code, unless otherwise agreed by the holders of such claims. Secured claims may be reinstated on original terms, satisfied on deferred payment terms, or paid in full at the election of the company.

•	Certain creditors with claims under $3,000, including creditors who elect to reduce their claims to $3,000, will receive cash payments equal to 67% of the amount of their claims. Creditors with claims under $100 will be paid in cash, in full.

•	Current holders of Winn-Dixie’s equity will not receive any distributions following emergence and their equity interests will be cancelled once the Plan of Reorganization becomes effective. Similarly, subordinated claims, including stock-related claims, will not receive any distributions and will be discharged.

CEO Retention

The Winn-Dixie Board believes it is in the best interest of the reorganized company to enter into a new employment agreement with Peter Lynch, pursuant to which he will continue to serve as the President and Chief Executive Officer of Winn-Dixie after the Effective Date of the Plan of Reorganization. Lynch has expressed a strong desire to continue serving in these roles after the company emerges from Chapter 11. To this end, the Winn-Dixie Board, Creditors Committee and Lynch are negotiating the terms of a new employment agreement for Lynch. His current retention agreement expires on August 31, 2006.

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About Winn-Dixie

Winn-Dixie Stores, Inc. is one of the nation’s largest food retailers. Founded in 1925, the company is headquartered in Jacksonville, FL. The company currently operates 527 stores in Florida, Alabama, Louisiana, Georgia, and Mississippi, as well as 12 stores in the Bahamas that are in the process of being sold. For more information, please visit www.winn-dixie.com.

Forward-Looking Statements

Certain statements made in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from the expected results described in the forward-looking statements. These forward-looking statements include and may be indicated by words or phrases such as “anticipate,” “estimate,” “plans,” “expects,” “projects,” “should,” “will,” “believes,” or “intends” and similar words and phrases. There are a number of factors that could cause the Company’s actual results to differ materially from the expected results described in the Company’s forward-looking statements.

There can be no assurance that the Company’s Chapter 11 reorganization process will be successful. Risk factors related to its efforts include, but are not limited to, the following: the Company’s ability to continue as a going concern and fund its cash requirements through the effective date of a plan of reorganization; the ability of the Company to respond to any further unexpected developments that require the usage of a substantial amount of its liquidity; the ability of the Company to confirm and consummate the Plan of Reorganization (or an alternative plan), which depends on a number of factors, including the Bankruptcy Court’s approval of the Disclosure Statement related to the Plan of Reorganization, the Company’s ability to obtain creditor approval thereof, the Company’s ability to satisfy the conditions to obtaining exit financing, and the Bankruptcy Court’s confirmation of the Plan of Reorganization; the ability of the Company to operate under the terms of the DIP credit facility and to extend the term of the facility if required; risks associated with third parties seeking and obtaining court approval to modify or terminate the automatic stay, appoint a Chapter 11 trustee or to convert the cases to Chapter 7 cases; the potential adverse impact of the Chapter 11 cases on the Company’s liquidity and results of operations; the Company’s ability to maintain contracts that are critical to its operations; the ability of the Company to attract and retain customers; the ability of the Company to attract, motivate and retain key executives and associates; and potential adverse publicity.

In addition, the Company faces a number of risks with respect to its continuing business operations, including, but not limited to: the Company’s ability to improve profitability and generate positive operating cash flow; the Company’s ability to sustain sales increases in the second and third quarter of fiscal 2006; the Company’s ability to increase capital expenditures in the future to invest in its store base and other capital projects; the Company’s response to the entry of new competitors into its markets, including traditional grocery store openings and the entry of non-traditional grocery retailers such as mass merchandisers, supercenters, warehouse club stores, dollar-discount stores, drug stores and conventional department stores; the Company’s ability to reduce the level of operating losses experienced in recent years; the Company’s ability to upgrade its information systems and implement new technology and business processes; the Company’s ability to implement new customer service programs; the Company’s ability to implement effective pricing and promotional programs; the Company’s ability to successfully implement effective business continuity and IT recovery planning; the Company’s ability to reserve appropriately for self insurance liabilities; the Company’s ability to maintain appropriate sanitation and quality standards in its stores and products; the Company’s ability to resolve certain class action lawsuits successfully; the success of the Customer Reward Card program; changes in federal, state or local laws or regulations; general economic conditions in our operating regions; lack of inflation in food prices and narrow profit margins that characterize the retail food industry; stability of product costs; increases in labor and employee benefit costs, such as health care and pension expenses; changes in accounting standards, taxation requirements and bankruptcy laws.

Because the Company’s operations are concentrated in Florida and in the states along the Gulf Coast, it faces a number of risks related to possible hurricane and windstorm activity in the operating region. With respect to the continuing impact on operations from previous storms, risks include the Company’s ability to collect on the insurance coverage for damage resulting from Hurricane Katrina; the Company’s ability to re-open 10 stores that remain closed and for which there currently is no re-opening timeline; and future sales levels in the Company’s stores in the New Orleans market. With respect to future hurricane and windstorm activity, the Company faces additional risks resulting from increased financial exposure and increased property insurance premiums due to changes to the Company’s insurance coverage for fiscal year 2007. Although the Company has developed procedures for hurricane preparedness designed to reduce inventory losses, the most significant item of hurricane loss, and believes that its new hurricane preparedness procedures may be effective in reducing future losses, hurricanes and windstorms are inherently unpredictable and there can be no assurance that the impact of hurricanes and windstorms in the upcoming hurricane season, which began June 1, 2006, will not have a material adverse effect on its business, results of operation or liquidity.

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Under the priority scheme established by the Bankruptcy Code, generally post-petition liabilities and pre-petition liabilities must be satisfied before shareholders are entitled to receive any distribution. As noted above, the Plan of Reorganization proposes no recovery for shareholders. Although the Plan of Reorganization provides estimated recoveries for unsecured creditors, the amount of any actual recoveries will not be determined until confirmation and implementation of a plan of reorganization. Nor can any assurance be given as to what recoveries, if any, will be assigned in the bankruptcy proceedings to unsecured creditors. The Plan of Reorganization proposes that holders of the Company’s unsecured debt will receive less, and potentially substantially less, than payment in full for their claims. For the foregoing reasons, the value of the Company’s common stock and unsecured debt is highly speculative.

Please refer to discussions of these and other factors in this news release, the Company’s Plan of Reorganization, the Company’s Annual Report on Form 10-K for the fiscal year ended June 29, 2005, the Company’s Quarterly Report on Form 10-Q for the quarter ended April 5, 2006, and other Company filings with the Securities and Exchange Commission. These statements are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly revise or update these forward-looking statements, whether as a result of new information, future events or otherwise.

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